Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Whitestone REIT on Form S-8 (No. 333-156512), pertaining to the incentive plan of Whitestone REIT, of our reports dated March 11, 2010, with respect to the consolidated financial statements appearing in the Annual Report on Form 10-K of Whitestone REIT for the year ended December 31, 2009.

/s/ PANNELL KERR FORSTER OF TEXAS P.C.

Houston, Texas
March 11, 2010